CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	April 23, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2012 RESULTS

Quarterly Highlights

▪	Record net income of $12.8 million
▪	Net interest margin of 4.23%
▪	Growth in loans held to maturity of $51.1 million since December 31, 2011
▪	Deposit growth of $65.6 million since December 31, 2011
▪	Nonperforming assets not covered under loss share agreements decreased $12.2 million since December 31, 2011
▪	Continued expansion of mortgage operations in existing and new markets

	Quarter Ended March 31,
	2012	2011
Net income (in millions)	$12.8	$4.2
Net income available to common stockholders (in millions)	11.8	2.9
Diluted earnings per common share	0.71	0.18

Return on average assets	1.12%	0.29%
Return on average common equity	17.27	4.67
Net interest margin	4.23	4.19

“Heartland's first quarter was, quite simply, our best quarter ever. Net income of $12.8 million was more than triple last year's first quarter earnings. The company's exceptional performance is the result of a combination of factors including a remarkable net interest margin of 4.23 percent, a sharp drop in provision for loan losses and solid gains on sale of loans.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, April 23, 2012-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $12.8 million for the quarter ended March 31, 2012, which was an increase from the $4.2 million recorded for the first quarter of 2011. Net income available to common stockholders was $11.8 million, or $0.71 per diluted common share, for the quarter ended March 31, 2012, compared to $2.9 million, or $0.18 per diluted common share, for the first quarter of 2011. Return on average common equity was 17.27 percent and return on average assets was 1.12 percent for the first quarter of 2012, compared to 4.67 percent and 0.29 percent, respectively, for the same quarter in 2011.

Earnings for the first quarter of 2012, in comparison to the first quarter of 2011, were positively affected by increases in net interest income, gains on sale of loans, securities gains and other noninterest income along with a lower provision for loan and lease losses. The effect of these improvements was mitigated by a significant increase in salaries and employee benefits due to the continued expansion of mortgage operations in both new and existing markets.

Commenting on Heartland's first quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “Heartland's first quarter was, quite simply, our best quarter ever. Net income of $12.8 million was more than triple last year's first quarter earnings. The company's exceptional performance is the result of a combination of factors including a remarkable net interest margin of 4.23 percent, a sharp drop in provision for loan losses and solid gains on sale of loans.”

Net Interest Margin Remains Above 4.00 Percent

Net interest margin, expressed as a percentage of average earning assets, was 4.23 percent during the first quarter of 2012 compared to 4.19 percent for the first quarter of 2011. The ability to maintain a net interest margin above 4.00 percent has been a direct result of Heartland's price discipline. Also positively affecting net interest margin was improvement in the level of nonperforming loans not covered under loss share agreements, which had balances of $49.9 million or 1.97 percent of total loans and leases at March 31, 2012, and $91.0 million or 3.86 percent of total loans and leases at March 31, 2011.

Fuller said, “Our net interest margin for the first quarter was exceptional, increasing by 15 basis points over the previous quarter from 4.08 percent to 4.23 percent, and matching the best margin we have seen in recent years. Our strong margin is the result of loan growth, increased yields in our security portfolio and continued improvement in funding costs. We've now maintained our margin above 4.00 percent for eleven consecutive quarters.”

On a tax-equivalent basis, interest income in the first quarter of 2012 was $49.9 million compared to $49.2 million in the first quarter of 2011, an increase of $637,000 or 1 percent. The $200.8 million or 6 percent growth in average earning assets during the first quarter of 2012, compared to the same period in 2011, more than compensated for the decrease in the average interest rate earned on these assets which was 5.30 percent during the first quarter of 2012 compared to 5.57 percent during the first quarter of 2011. The average interest rate earned in the securities portfolio was 3.59 percent during the first quarter of 2012 compared to 3.95 percent during the first quarter of 2011 and the average interest rate earned in the loan portfolio was 6.15 percent during the first quarter of 2012 compared to 6.42 percent during the first quarter of 2011.

Interest expense for the first quarter of 2012 was $10.0 million, a decrease of $2.2 million or 18 percent from $12.2 million in the first quarter of 2011. Even though average interest bearing liabilities increased $70.7 million or 2 percent for the quarter ended March 31, 2012, as compared to the same quarter in 2011, the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 34 basis points to 1.31 percent in the first quarter of 2012 from 1.65 percent in the first quarter of 2011. Contributing to this improvement in interest expense was a change in the mix of deposits as average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits increased to 68 percent during the first quarter of 2012 compared to 64 percent during the first quarter of 2011. Additionally, the average interest rate paid on savings deposits was 0.40 percent during the first quarter of 2012 compared to 0.67 percent during the first quarter of 2011 and the average interest rate paid on time deposits was 2.12 percent during the first quarter of 2012 compared to 2.49 percent during the first quarter of 2011.

Net interest income on a tax-equivalent basis totaled $39.8 million during the first quarter of 2012, an increase of $2.8 million or 8 percent from the $37.0 million recorded during the first quarter of 2011.

Significant Increase in Noninterest Income; Noninterest Expense Increases

Noninterest income was $23.4 million during the first quarter of 2012 compared to $12.6 million during the first quarter of 2011, an increase of $10.8 million or 86 percent. The categories contributing most significantly to the improvement in noninterest income were gains on sale of loans, securities gains and other noninterest income. Gains on sale of loans totaled $8.5 million during the first quarter of 2012 compared to $1.4 million during the first quarter of 2011. The volume of loans sold totaled $243.8 million during the first quarter of 2012, more than three times the $81.0 million sold during the first quarter of 2011. Pricing received on the sale of fixed rate residential mortgage loans into the secondary market improved through a bulk delivery method that was implemented during the second quarter of 2011, instead of an individual delivery method that had been used previously. At the same time, secondary market pricing began to be matched with origination pricing through the use of a software tool that assists in hedging the locked rate pipeline position. Securities gains totaled $3.9 million during the first quarter of 2012 compared to $2.1 million during the first quarter of 2011, as volatility in the bond market continued to provide opportunities to swap securities from one sector of the portfolio to another without significantly changing the duration of the portfolio. Offsetting, in part, the securities gains was an impairment loss on securities totaling $981 thousand recorded during the first quarter of 2012. Other noninterest income totaled $2.6 million during the first quarter of 2012 compared to $261,000 during the first quarter of 2011. Included in the other noninterest income during the first quarter of 2012 was $2.0 million in equity earnings which resulted from the sale of two low-income housing projects within partnerships in which Dubuque Bank and Trust Company was a member.

Loan servicing income increased $211,000 or 14 percent for the first quarter of 2012 as compared to the first quarter of 2011. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was $2.0 million during the first quarter of 2012 compared to $984,000 during the first quarter of 2011. Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $967,000 during the first quarter of 2012 compared to $873,000 during the first quarter of 2011. The portfolio of mortgage loans serviced for others by Heartland totaled $1.63 billion at March 31, 2012, compared to $1.44 billion at March 31, 2011. The following table summarizes Heartland's residential mortgage loan activity during the most recent five quarters:

	As Of and For the Quarter Ended
(Dollars in thousands)	03/31/2012	12/31/2011	09/30/2011	06/30/2011	03/31/2011
Mortgage Service Fees	$967	$932	$908	$892	$873
Mortgage Servicing Rights Income	1,986	1,380	743	616	984
Mortgage Servicing Rights Amortization	(1,718)	(862)	(1,103)	(808)	(864)
Total Residential Mortgage Loan Servicing Income	$1,235	$1,450	$548	$700	$993
Valuation Adjustment on Mortgage Servicing Rights	$13	$(19)	$—	$—	$—
Gains On Sale of Loans	$8,502	$5,473	$3,183	$1,308	$1,402
Residential Mortgage Loans Originated	$293,724	$253,468	$143,317	$111,575	$99,876
Residential Mortgage Loans Sold	$243,836	$208,494	$97,591	$65,812	$81,033
Residential Mortgage Loan Servicing Portfolio	$1,626,129	$1,541,417	$1,467,127	$1,446,527	$1,435,977

For the first quarter of 2012, noninterest expense totaled $40.1 million, an increase of $7.3 million or 22 percent from the same quarter of 2011. The primary contributor to this increase was the $5.8 million or 32 percent increase in salaries and employee benefits, a large portion of which resulted from the expansion of residential loan origination and the addition of personnel in the Heartland Mortgage and National Residential Mortgage unit. Full-time equivalent employees totaled 1,253 on March 31, 2012, compared to 1,076 on March 31, 2011.

Fuller commented, “The continuing wave of residential refinancing activity in the first quarter, combined with the expansion of our mortgage unit, resulted in a significant increase in gains on sale of loans compared to the prior year's first quarter. The timely expansion of our Heartland Mortgage and National Residential unit is producing exceptional non-interest income. Further expansion is envisioned as we build our teams of loan producers both within and beyond the Heartland footprint. While refinance activity still represents most of our originations, we are optimistic that the mix will shift from refinance to purchase, which should significantly increase bottom line profitability.”

Heartland's effective tax rate was 32.82 percent for the first quarter of 2012 compared to 22.24 percent for the first quarter of 2011. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $200,000 during the first quarter of 2012 compared to $138,000 during the first quarter of 2011. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 15.93 percent during the first quarter of 2012 compared to 44.39 percent during the first quarter of 2011. The tax-equivalent adjustment for this tax-exempt interest income was $2.3 million during the first quarter of 2012 compared to $1.3 million during the first quarter of 2011.

Loan Demand Continues To Strengthen; Deposit Growth Continues With Improving Mix

Total assets were $4.31 billion at March 31, 2012, an increase of $7.8 million since December 31, 2011. Securities represented 28 percent of total assets at March 31, 2012, compared to 31 percent at year-end 2011.

Total loans and leases held to maturity were $2.53 billion at March 31, 2012, compared to $2.48 billion at year-end 2011, an increase of $51.1 million or 8 percent annualized. Commercial and commercial real estate loans, which totaled $1.84 billion at March 31, 2012, increased $33.1 million or 7 percent annualized since year-end 2011. Residential mortgage loans, which totaled $202.9 million at March 31, 2012, increased $8.4 million or 17 percent annualized since year-end 2011. Agricultural and agricultural real estate loans, which totaled $270.7 million at March 31, 2012, increased $7.7 million or 12 percent annualized since year-end 2011. Consumer loans, which totaled $222.4 million at March 31, 2012, increased $2.3 million or 4 percent annualized since year-end 2011.

“Loan demand, which picked up during the second half of last year, continued through the first quarter. Overall, total loans increased seven percent year-over-year. We are becoming more confident that this growth trend can be sustained as the economy continues to recover,” added Fuller.

Fuller also noted, “Our participation in the Small Business Lending Fund provides added incentive for the Heartland subsidiary banks to originate small business loans. Fueled by the potential of lower cost of capital, we will provide affordable credit to small commercial and agricultural clients, which in turn should be a catalyst to increase employment and spur economic recovery in the communities we serve.”

Total deposits were $3.28 billion at March 31, 2012, compared to $3.21 billion at year-end 2011, an increase of $65.6 million or 8 percent annualized. The composition of Heartland's deposits continued shifting from higher cost certificates of deposit to no cost demand deposits during the first quarter of 2012, as demand deposits increased $34.1 million or 18 percent annualized since year-end 2011. Certificates of deposit, exclusive of brokered deposits, experienced a decrease of $21.9 million or 12 percent annualized since year-end 2011. Savings deposits also experienced an increase, growing to $1.73 billion at March 31, 2012, an increase of $53.2 million or 13 percent annualized, from $1.68 billion at December 31, 2011.

Fuller said, “Deposit growth demonstrated steady improvement, increasing by $66 million during the first quarter. We continue to see a very favorable shift in our deposit mix through the growth of non-time deposits. By the end of the quarter, our demand deposits essentially matched the balances of our time deposits.”

Decrease in Provision for Loan Losses; Decrease in Nonperforming Assets

The allowance for loan and lease losses at March 31, 2012, was 1.55 percent of loans and leases and 78.82 percent of nonperforming loans compared to 1.48 percent of loans and leases and 64.09 percent of nonperforming loans at December 31, 2011. The provision for loan losses was $2.4 million for the first quarter of 2012 compared to $10.0 million for the first quarter of 2011, a $7.6 million or 76 percent decrease.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $49.9 million or 1.97 percent of total loans and leases at March 31, 2012, compared to $57.4 million or 2.31 percent of total loans and leases at December 31, 2011. Approximately 54 percent, or $26.6 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 13 borrowers, are primarily concentrated in Heartland's banks serving the Western states, with $8.2 million originated by New Mexico Bank & Trust, $6.8 million originated by Arizona Bank & Trust, $4.4 million originated by Rocky Mountain Bank, $4.4 million originated by Wisconsin Community Bank and $2.8 million originated by Galena State Bank and Trust Company. The portion of Heartland's nonperforming loans covered by government guarantees was $2.4 million at

March 31, 2012. The industry breakdown for nonperforming loans with individual balances exceeding $1.0 million, as identified using the North American Industry Classification System (NAICS), was $8.4 million for lot and land development and $6.7 million for construction and development. The remaining $11.5 million was distributed among seven other industry categories.

Delinquencies in each of the loan portfolios continue to be well-managed and no significant adverse trends were identified during the first quarter of 2012. Loans delinquent 30 to 89 days as a percent of total loans were 0.55 percent at March 31, 2012, compared to 0.23 percent at December 31, 2011, 0.54 percent at September 30, 2011, 0.60 percent at June 30, 2011, and 0.61 percent at March 31, 2011.

Other real estate owned was $38.9 million at March 31, 2012, compared to $44.4 million at December 31, 2011. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During the first quarter of 2012, $11.7 million of other real estate owned was sold.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the first quarter of 2012:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2011	$60,780	$44,387	$648	$105,815
Loan foreclosures	(8,786)	8,722	64	—
Net loan recoveries	200	—	—	200
New nonperforming loans	3,355	—	—	3,355
Reduction of nonperforming loans(1)	(2,420)	—	—	(2,420)
OREO/Repossessed sales proceeds	—	(12,066)	(65)	(12,131)
OREO/Repossessed assets writedowns, net	—	(2,109)	(8)	(2,117)
Net activity at Citizens Finance Co.	—	—	71	71
March 31, 2012	$53,129	$38,934	$710	$92,773

(1) Includes principal reductions and transfers to performing status.

During the first quarter of 2012, recoveries on loans exceeded charge-offs on loans by $200,000 compared to net charge-offs of $15.2 million during the fourth quarter of 2011. Included in the fourth quarter 2011 net charge-offs was a $6.1 million charge-off on one credit relationship in the Midwest, which had been identified as impaired and fully reserved for in the third quarter of 2011.

“During the quarter we continued to make substantial headway in reducing nonperforming loans, which has been and continues to be Heartland's number one priority. Nonperforming loans now represent less than two percent of total loans.”

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 480-629-9645 or 800-762-8779 at least five minutes before start time. To listen, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until April 29, 2013, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.3 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended March 31,
	2012	2011
Interest Income
Interest and fees on loans and leases	$38,399	$36,966
Interest on securities:
Taxable	7,572	9,221
Nontaxable	2,271	1,754
Interest on federal funds sold	—	—
Interest on deposits in other financial institutions	—	1
Total Interest Income	48,242	47,942
Interest Expense
Interest on deposits	5,775	8,026
Interest on short-term borrowings	213	259
Interest on other borrowings	4,061	3,936
Total Interest Expense	10,049	12,221
Net Interest Income	38,193	35,721
Provision for loan and lease losses	2,354	10,009
Net Interest Income After Provision for Loan and Lease Losses	35,839	25,712
Noninterest Income
Service charges and fees	3,584	3,361
Loan servicing income	1,760	1,549
Trust fees	2,613	2,479
Brokerage and insurance commissions	910	848
Securities gains, net	3,943	2,089
Gain (loss) on trading account securities	(3)	216
Impairment loss on securities	(981)	—
Gains on sale of loans	8,502	1,402
Valuation adjustment on mortgage servicing rights	13	—
Income on bank owned life insurance	482	403
Other noninterest income	2,565	261
Total Noninterest Income	23,388	12,608
Noninterest Expense
Salaries and employee benefits	23,996	18,186
Occupancy	2,482	2,386
Furniture and equipment	1,446	1,409
Professional fees	2,760	3,019
FDIC insurance assessments	864	1,345
Advertising	1,071	850
Intangible assets amortization	131	146
Net loss on repossessed assets	2,904	1,632
Other noninterest expenses	4,486	3,914
Total Noninterest Expense	40,140	32,887
Income Before Income Taxes	19,087	5,433
Income taxes	6,272	1,212
Net Income	12,815	4,221
Net income attributable to noncontrolling interest, net of tax	26	16
Net Income Attributable to Heartland	12,841	4,237
Preferred dividends and discount	(1,021)	(1,336)
Net Income Available to Common Stockholders	$11,820	$2,901
Earnings per common share-diluted	$0.71	$0.18
Weighted average shares outstanding-diluted	16,729,925	16,557,353

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Interest Income
Interest and fees on loans and leases	$38,399	$37,764	$37,393	$37,480	$36,966
Interest on securities:
Taxable	7,572	7,518	8,051	9,305	9,221
Nontaxable	2,271	2,340	2,145	1,796	1,754
Interest on federal funds sold	—	—	2	1	—
Interest on deposits in other financial institutions	—	—	—	—	1
Total Interest Income	48,242	47,622	47,591	48,582	47,942
Interest Expense
Interest on deposits	5,775	6,495	7,028	7,675	8,026
Interest on short-term borrowings	213	204	205	225	259
Interest on other borrowings	4,061	4,086	4,123	4,081	3,936
Total Interest Expense	10,049	10,785	11,356	11,981	12,221
Net Interest Income	38,193	36,837	36,235	36,601	35,721
Provision for loan and lease losses	2,354	7,784	7,727	3,845	10,009
Net Interest Income After Provision for Loan and Lease Losses	35,839	29,053	28,508	32,756	25,712
Noninterest Income
Service charges and fees	3,584	3,686	3,657	3,599	3,361
Loan servicing income	1,760	2,004	1,081	1,298	1,549
Trust fees	2,613	2,337	2,384	2,656	2,479
Brokerage and insurance commissions	910	889	918	856	848
Securities gains, net	3,943	4,174	2,085	4,756	2,089
Gain (loss) on trading account securities	(3)	(125)	(83)	81	216
Impairment loss on securities	(981)	—	—	—	—
Gains on sale of loans	8,502	5,473	3,183	1,308	1,402
Valuation adjustment on mortgage servicing rights	13	(19)	—	—	—
Income on bank owned life insurance	482	407	208	331	403
Other noninterest income	2,565	212	(171)	(216)	261
Total Noninterest Income	23,388	19,038	13,262	14,669	12,608
Noninterest Expense
Salaries and employee benefits	23,996	22,135	17,736	17,480	18,186
Occupancy	2,482	2,368	2,396	2,213	2,386
Furniture and equipment	1,446	1,475	1,392	1,360	1,409
Professional fees	2,760	3,385	3,110	3,053	3,019
FDIC insurance assessments	864	848	798	786	1,345
Advertising	1,071	1,138	1,191	1,113	850
Intangible assets amortization	131	141	141	144	146
Net loss on repossessed assets	2,904	4,255	1,409	2,511	1,632
Other noninterest expenses	4,486	4,458	3,690	3,683	3,914
Total Noninterest Expense	40,140	40,203	31,863	32,343	32,887
Income Before Income Taxes	19,087	7,888	9,907	15,082	5,433
Income taxes	6,272	1,671	2,549	4,870	1,212
Net Income	12,815	6,217	7,358	10,212	4,221
Net income attributable to noncontrolling interest, net of tax	26	31	(20)	9	16
Net Income Attributable to Heartland	12,841	6,248	7,338	10,221	4,237
Preferred dividends and discount	(1,021)	(1,021)	(3,947)	(1,336)	(1,336)
Net Income Available to Common Stockholders	$11,820	$5,227	$3,391	$8,885	$2,901
Earnings per common share-diluted	$0.71	$0.31	$0.20	$0.54	$0.18
Weighted average shares outstanding-diluted	16,729,925	16,599,741	16,585,021	16,568,701	16,557,353

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Assets
Cash and cash equivalents	$150,122	$129,834	$81,605	$148,388	$86,278
Securities	1,221,909	1,326,592	1,323,464	1,193,480	1,244,447
Loans held for sale	103,460	53,528	36,529	15,770	8,317
Loans and leases:
Held to maturity	2,532,419	2,481,284	2,374,186	2,351,785	2,360,604
Loans covered by loss share agreements	11,360	13,347	14,766	16,190	19,201
Allowance for loan and lease losses	(39,362)	(36,808)	(44,195)	(40,602)	(43,271)
Loans and leases, net	2,504,417	2,457,823	2,344,757	2,327,373	2,336,534
Premises, furniture and equipment, net	111,946	110,206	110,127	118,828	119,954
Goodwill	25,909	25,909	25,909	25,909	25,909
Other intangible assets, net	13,109	12,960	12,601	13,103	13,440
Cash surrender value on life insurance	72,159	67,084	66,654	66,425	66,073
Other real estate, net	38,934	44,387	39,188	39,075	35,007
FDIC indemnification asset	1,270	1,343	992	1,035	1,396
Other assets	69,616	75,392	70,853	61,231	66,019
Total Assets	$4,312,851	$4,305,058	$4,112,679	$4,010,617	$4,003,374
Liabilities and Equity
Liabilities
Deposits:
Demand	$771,421	$737,323	$692,893	$649,523	$637,452
Savings	1,731,399	1,678,154	1,654,417	1,557,053	1,569,993
Brokered time deposits	41,475	41,225	44,225	39,225	39,225
Other time deposits	731,464	753,411	782,079	834,884	835,704
Total deposits	3,275,759	3,210,113	3,173,614	3,080,685	3,082,374
Short-term borrowings	229,533	270,081	173,199	168,021	194,934
Other borrowings	377,362	372,820	375,976	379,718	365,281
Accrued expenses and other liabilities	64,154	99,151	36,667	36,643	28,393
Total Liabilities	3,946,808	3,952,165	3,759,456	3,665,067	3,670,982
Equity
Preferred equity	81,698	81,698	81,698	79,113	78,798
Common equity	281,696	268,520	268,819	263,769	250,918
Total Heartland Stockholders' Equity	363,394	350,218	350,517	342,882	329,716
Noncontrolling interest	2,649	2,675	2,706	2,668	2,676
Total Equity	366,043	352,893	353,223	345,550	332,392
Total Liabilities and Equity	$4,312,851	$4,305,058	$4,112,679	$4,010,617	$4,003,374
Common Share Data
Book value per common share	$17.09	$16.29	$16.33	$16.04	$15.28
ASC 320 effect on book value per common share	$1.09	$0.97	$1.22	$0.86	$0.49
Common shares outstanding, net of treasury stock	16,486,539	16,484,790	16,459,338	16,442,437	16,418,228
Tangible Capital Ratio (1)	5.93%	5.63%	5.90%	5.92%	5.61%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Average Balances
Assets	$4,225,815	$4,197,916	$4,063,327	$4,014,290	$4,009,863
Loans and leases, net of unearned	2,577,429	2,487,778	2,399,047	2,388,088	2,399,656
Deposits	3,201,073	3,215,793	3,110,978	3,059,360	3,068,753
Earning assets	3,784,709	3,749,612	3,624,559	3,600,095	3,583,883
Interest bearing liabilities	3,081,340	3,066,704	3,002,868	3,004,928	3,010,629
Common stockholders' equity	275,275	267,025	270,696	260,334	251,833
Total stockholders' equity	359,644	351,538	353,003	341,797	333,016
Tangible common stockholders' equity	247,744	239,384	242,886	232,381	223,736

Earnings Performance Ratios
Annualized return on average assets	1.12%	0.49%	0.33%	0.89%	0.29%
Annualized return on average common equity	17.27%	7.77%	4.97%	13.69%	4.67%
Annualized return on average common tangible equity	19.19%	8.66%	5.54%	15.34%	5.26%
Annualized net interest margin (1)	4.23%	4.08%	4.14%	4.23%	4.19%
Efficiency ratio (2)	67.71%	75.29%	65.07%	67.53%	69.17%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,842,566	$1,809,450	$1,725,586	$1,709,955	$1,727,530
Residential mortgage	202,883	194,436	179,628	173,808	169,513
Agricultural and agricultural real estate	270,687	262,975	256,857	255,257	253,189
Consumer	222,387	220,099	217,007	217,263	214,682
Direct financing leases, net	323	450	604	667	876
Unearned discount and deferred loan fees	(6,427)	(6,126)	(5,496)	(5,165)	(5,186)
Total loans and leases held to maturity	$2,532,419	$2,481,284	$2,374,186	$2,351,785	$2,360,604
Loans covered under loss share agreements:
Commercial and commercial real estate	$5,730	$6,380	$6,788	$7,315	$9,368
Residential mortgage	3,734	4,158	4,410	4,747	5,291
Agricultural and agricultural real estate	934	1,659	2,139	2,298	2,628
Consumer	962	1,150	1,429	1,830	1,914
Total loans and leases covered under loss share agreements	$11,360	$13,347	$14,766	$16,190	$19,201
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$49,940	$57,435	$72,629	$68,110	$87,970
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	3,038
Other real estate owned	38,693	43,506	38,640	38,642	34,532
Other repossessed assets	710	648	398	188	223
Total nonperforming assets not covered under loss share agreements	$89,343	$101,589	$111,667	$106,940	$125,763
Performing troubled debt restructured loans	21,379	25,704	24,853	31,246	22,613
Covered under loss share agreements:
Nonaccrual loans	$3,189	$3,345	$3,886	$4,480	$4,564
Other real estate owned	241	881	548	433	475
Total nonperforming assets covered under loss share agreements	$3,430	$4,226	$4,434	$4,913	$5,039
Allowance for Loan and Lease Losses
Balance, beginning of period	$36,808	$44,195	$40,602	$43,271	$42,693
Provision for loan and lease losses	2,354	7,784	7,727	3,845	10,009
Charge-offs on loans not covered by loss share agreements	(1,608)	(15,616)	(5,985)	(8,076)	(9,785)
Charge-offs on loans covered by loss share agreements	—	(5)	(168)	(107)	(238)
Recoveries	1,808	450	2,019	1,669	592
Balance, end of period	$39,362	$36,808	$44,195	$40,602	$43,271
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	1.97%	2.31%	3.06%	2.90%	3.86%
Ratio of nonperforming assets to total assets	2.07%	2.39%	2.72%	2.67%	3.14%
Annualized ratio of net loan charge-offs to average loans and leases	(0.03)%	2.42%	0.66%	1.08%	1.59%
Allowance for loan and lease losses as a percent of loans and leases	1.55%	1.48%	1.86%	1.73%	1.83%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	78.82%	64.09%	60.85%	59.61%	47.55%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2012			March 31, 2011
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,021,228	$7,572	2.98%	$1,060,943	$9,221	3.52%
Nontaxable(1)	219,283	3,494	6.41	161,441	2,699	6.78
Total securities	1,240,511	11,066	3.59	1,222,384	11,920	3.95
Interest bearing deposits	3,823	—	—	4,381	1	0.09
Federal funds sold	148	—	—	332	—	—
Loans and leases:
Commercial and commercial real estate (1)	1,827,353	24,990	5.50	1,746,757	24,957	5.79
Residential mortgage	264,596	3,116	4.74	185,299	2,410	5.27
Agricultural and agricultural real estate (1)	266,763	3,933	5.93	252,999	3,840	6.16
Consumer	218,337	5,377	9.90	213,668	4,850	9.21
Direct financing leases, net	380	5	5.29	933	13	5.65
Fees on loans	—	1,395	—	—	1,254	—
Less: allowance for loan and lease losses	(37,202)	—	—	(42,870)	—	—
Net loans and leases	2,540,227	38,816	6.15	2,356,786	37,324	6.42
Total earning assets	3,784,709	49,882	5.30%	3,583,883	49,245	5.57%
Nonearning Assets	441,106			425,980
Total Assets	$4,225,815	$49,882		$4,009,863	$49,245
Interest Bearing Liabilities
Savings	$1,679,651	$1,663	0.40	$1,553,295	$2,547	0.67
Time, $100,000 and over	247,396	1,228	2.00	270,447	1,610	2.41
Other time deposits	533,153	2,884	2.18	613,682	3,869	2.56
Short-term borrowings	247,090	213	0.35	210,032	259	0.50
Other borrowings	374,050	4,061	4.37	363,173	3,936	4.40
Total interest bearing liabilities	3,081,340	10,049	1.31%	3,010,629	12,221	1.65%
Noninterest Bearing Liabilities
Noninterest bearing deposits	740,873			631,329
Accrued interest and other liabilities	43,958			34,889
Total noninterest bearing liabilities	784,831			666,218
Stockholders' Equity	359,644			333,016
Total Liabilities and Stockholders' Equity	$4,225,815			$4,009,863
Net interest income (1)		$39,833			$37,024
Net interest spread (1)			3.99%			3.92%
Net interest income to total earning assets (1)			4.23%			4.19%
Interest bearing liabilities to earning assets	81.42%			84.00%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Total Assets
Dubuque Bank and Trust Company	$1,407,827	$1,382,226	$1,275,116	$1,294,654	$1,270,387
New Mexico Bank & Trust	929,804	993,182	921,973	891,609	880,980
Wisconsin Community Bank	491,741	524,958	486,319	453,427	469,305
Rocky Mountain Bank	432,902	440,805	425,132	419,697	417,846
Riverside Community Bank	343,232	325,388	316,945	322,601	302,057
Galena State Bank & Trust Co.	289,740	290,656	294,299	296,318	275,807
Arizona Bank & Trust	239,434	227,993	221,481	222,148	231,020
Summit Bank & Trust	98,247	100,994	99,528	95,130	93,600
Minnesota Bank & Trust	95,462	81,457	75,021	67,594	62,251
Total Deposits
Dubuque Bank and Trust Company	$978,854	$938,000	$929,854	$892,526	$935,424
New Mexico Bank & Trust	697,060	690,293	681,413	674,096	659,373
Wisconsin Community Bank	409,994	429,062	402,957	371,037	374,758
Rocky Mountain Bank	362,307	365,373	356,353	349,299	348,723
Riverside Community Bank	286,529	264,699	268,432	271,553	245,639
Galena State Bank & Trust Co.	245,780	243,639	255,006	257,413	239,445
Arizona Bank & Trust	183,321	177,457	179,369	179,885	188,415
Summit Bank & Trust	81,290	81,224	85,431	80,793	80,327
Minnesota Bank & Trust	78,338	66,875	57,058	50,091	46,205
Net Income (Loss)
Dubuque Bank and Trust Company	$9,604	$4,846	$5,602	$6,132	$4,958
New Mexico Bank & Trust	2,216	2,197	1,509	2,505	958
Wisconsin Community Bank	2,153	2,313	2,443	1,882	1,466
Rocky Mountain Bank	963	493	780	646	(630)
Riverside Community Bank	369	800	(339)	953	(212)
Galena State Bank & Trust Co.	437	1,139	941	1,113	579
Arizona Bank & Trust	(215)	(1,202)	(960)	546	(1,452)
Summit Bank & Trust	(123)	(154)	(160)	116	(604)
Minnesota Bank & Trust	(129)	(157)	102	(45)	(81)
Return on Average Assets
Dubuque Bank and Trust Company	2.88%	1.44%	1.74%	1.92%	1.60%
New Mexico Bank & Trust	0.96	0.93	0.65	1.11	0.43
Wisconsin Community Bank	1.69	1.83	2.05	1.63	1.26
Rocky Mountain Bank	0.89	0.45	0.73	0.61	(0.61)
Riverside Community Bank	0.45	0.98	(0.42)	1.24	(0.28)
Galena State Bank & Trust Co.	0.62	1.54	1.28	1.61	0.85
Arizona Bank & Trust	(0.37)	(2.13)	(1.72)	0.94	(2.58)
Summit Bank & Trust	(0.50)	(0.63)	(0.66)	0.49	(2.59)
Minnesota Bank & Trust	(0.58)	(0.77)	0.56	(0.25)	(0.53)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	4.03%	4.00%	4.01%	3.62%	3.59%
New Mexico Bank & Trust	4.02	3.85	4.10	4.33	4.34
Wisconsin Community Bank	4.41	4.30	4.33	4.60	4.57
Rocky Mountain Bank	4.33	4.06	4.03	3.85	3.91
Riverside Community Bank	3.63	3.64	3.58	3.90	4.01
Galena State Bank and Trust Co.	3.89	3.69	3.55	3.86	3.73
Arizona Bank & Trust	4.40	4.06	4.10	4.52	4.25
Summit Bank & Trust	4.07	3.41	3.84	3.33	2.99
Minnesota Bank & Trust	4.75	4.56	4.82	4.55	4.75

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$796,789	$778,467	$731,356	$730,802	$748,354
New Mexico Bank & Trust	506,424	508,874	507,416	506,810	513,568
Wisconsin Community Bank	340,841	333,112	318,906	314,432	320,841
Rocky Mountain Bank	264,964	256,704	250,728	247,718	238,201
Riverside Community Bank	153,174	155,320	155,995	157,901	161,238
Galena State Bank and Trust Co.	167,677	157,398	143,680	138,726	136,210
Arizona Bank & Trust	150,629	146,346	137,356	137,853	134,254
Summit Bank & Trust	63,658	62,422	53,402	52,570	47,024
Minnesota Bank & Trust	73,413	58,058	50,545	43,109	40,197
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,584	$9,365	$10,087	$10,148	$11,984
New Mexico Bank & Trust	7,110	6,633	10,271	8,405	7,277
Wisconsin Community Bank	3,629	3,458	3,288	3,637	3,369
Rocky Mountain Bank	4,204	3,865	3,953	4,074	4,425
Riverside Community Bank	3,206	2,834	4,770	2,702	3,693
Galena State Bank & Trust Co.	1,854	1,835	1,956	2,077	2,278
Arizona Bank & Trust	5,315	4,627	5,590	5,502	6,018
Summit Bank & Trust	1,132	1,012	1,108	1,091	1,103
Minnesota Bank & Trust	748	588	507	449	636
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$3,107	$3,634	$4,298	$4,910	$12,897
New Mexico Bank & Trust	13,368	15,161	15,404	16,053	15,979
Wisconsin Community Bank	7,482	8,074	11,871	10,359	11,776
Rocky Mountain Bank	7,787	8,662	14,180	16,971	18,303
Riverside Community Bank	5,458	6,729	5,870	5,962	11,443
Galena State Bank & Trust Co.	3,699	3,853	5,309	5,182	6,259
Arizona Bank & Trust	5,755	7,927	10,811	4,054	6,959
Summit Bank & Trust	2,709	2,848	4,159	3,905	4,527
Minnesota Bank & Trust	6	6	6	110	2,229
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.20%	1.20%	1.38%	1.39%	1.60%
New Mexico Bank & Trust	1.40	1.30	2.02	1.66	1.42
Wisconsin Community Bank	1.06	1.04	1.03	1.16	1.05
Rocky Mountain Bank	1.59	1.51	1.58	1.64	1.86
Riverside Community Bank	2.09	1.82	3.06	1.71	2.29
Galena State Bank & Trust Co.	1.11	1.17	1.36	1.50	1.67
Arizona Bank & Trust	3.53	3.16	4.07	3.99	4.48
Summit Bank & Trust	1.78	1.62	2.07	2.08	2.35
Minnesota Bank & Trust	1.02	1.01	1.00	1.04	1.58